SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2012

WALGREEN CO.

(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 9, 2012, the Board of Directors of Walgreen Co. (the “Company”), upon the recommendation of the Nominating and Governance Committee, elected Jan Babiak to the Board of Directors effective immediately for a term continuing to the Company’s next Annual Meeting of Shareholders in January 2013, when Ms. Babiak will be subject to election by shareholders. The Board also appointed Ms. Babiak to serve on the Audit Committee and the Finance Committee of the Board.

Ms. Babiak is a former Partner of Ernst & Young LLP (“E&Y”) and held a variety of roles with the firm in the United States and the United Kingdom between 1982 and 2009. She is a Certified Public Accountant, Certified Information Systems Auditor, and Certified Information Security Manager. She also is a Chartered Accountant in Great Britain and serves as a Council Member of the Institute of Chartered Accountants. After joining the firm’s audit practice in 1982, she helped found E&Y’s technology security and risk services practice in 1996 and its global climate change and sustainability services practice in 2008. Ms. Babiak served as Managing Partner of E&Y’s Regulatory & Public Policy practice in the Northern Europe, Middle East and, India and Africa (NEMIA) region and as a Board Member for the NEMIA region from July 2006 to July 2008, and as Global Leader of E&Y’s Climate Change and Sustainability Services practice from July 2008 to December 2009. Ms. Babiak has served as a non-executive director of Logica plc, a publicly-traded technology company headquartered in the United Kingdom, since January 2010, and serves as chair of its Audit Committee.

There is no arrangement or understanding with any person pursuant to which Ms. Babiak was selected as a director, and she is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K. Ms. Babiak’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to proration to reflect the commencement date of her service on the Board. The non-employee director compensation program is described under the caption “Director Compensation” in the Company’s proxy statement for its January 11, 2012 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on November 18, 2011.

(e) On April 9, 2012, the Company adopted an Amendment to the Walgreen Co. Profit-Sharing Restoration Plan which provides that, effective April 30, 2012, the Plan shall terminate and no payments shall be made to Plan participants for periods after April 30, 2012. Prior amendments had frozen the Plan by precluding new participants from entering the Plan on or after October 1, 2010 and by precluding contributions to the related secular trust for plan years beginning on and after January 1, 2011. The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the full text of such amendment, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are provided as part of this Form 8-K:

Exhibit	Description

10.1	Amendment to the Walgreen Co. Profit-Sharing Restoration Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date: April 13, 2012	By:	/s/ Thomas J. Sabatino, Jr.
	Title:	Executive Vice President, General Counsel and Corporate Secretary